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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 8, 1999
                                                         ---------------

                              GLOBAL DATATEL, INC.
             (Exact name of Registrant as specified in its charter)


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

Nevada                            000-26817             87-0067813
------                        ----------------         ------------
(State or Other               (Commission File         IRS Employer
 Jurisdiction of                  Number)          Identification Number
 Incorporation)

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          3333 Congress Avenue, Suite 404, Delray Beach, Florida 33445
          ------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (561) 276-8260
                            -------------------------
               Registrant's telephone number, including area code)




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Item 5.  Other Events

         On October 8, 1999, Global DataTel, Inc. (the "Registrant") executed a Merger Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Registrant, Surge Components, Inc., a New York corporation ("Surge") and Global DataTel Acquisition Corporation, a Delaware corporation ("Merger Sub"), a wholly-owned subsidiary of Global. Pursuant to the terms of the Merger Agreement, Surge will merge (the "Merger") with Registrant by virtue of the acquisition of Surge's securities by Registrant and a merger of Surge with and into Merger Sub. The shareholders of Surge will be asked to approve the Merger in an upcoming special meeting of Shareholders called for such purpose. A copy of the Merger Agreement is included as an exhibit to this Report.

         Surge is a supplier of high quality electronic components. Its product mix includes a large selection of high-performance discrete semiconductors, capacitors and discrete components. Its factories are ISO 9000 quality certified. Surge sells directly to manufacturers of such products as computer modems, video boards, power supplies, audio and many others.

         The specific terms of the Merger Agreement provide that upon approval of the Merger by Surge's shareholders, at the Effective Time (as defined in the Merger Agreement) of the Merger, Surge's common stock, $.001 par value share (the "Surge Common Stock") issued and outstanding at the Effective Time shall become exchangeable for common stock, $.001 par value per share, of Registrant (the "Registrant Common Stock") at a rate of one share of Registrant Common Stock for every two shares of Surge Common Stock. Each unexercised Class A Common Stock Warrant of Surge (the "Class A Warrants") outstanding at the Effective Time, shall be converted on a one for one basis to receive a warrant to purchase an equal number of shares of Registrant Common Stock, exercisable at $5.00, callable at $7.00, expiring on July 31, 2003 and in all respects identical in form and substance to the currently outstanding Class A Warrants. At the Effective Time Registrant has agreed to assume all options issued under Surge's 1995 Employee Stock Option Plan, as amended, and in connection therewith, issue options on the same terms and conditions as were applicable under such assumed Surge options, to purchase a number of shares of Registrant Common Stock on a one for two basis, and giving effect to a corresponding doubling of such exercise price. In addition, 5,300,000 options issued and outstanding to certain officers and directors of Surge in connection with the previously terminated Orbit Networks merger, will be exchanged for options to acquire an aggregate of 600,000 shares of Registrant Common Stock at $2.00 per share, and 1,100,000 shares of Registrant Common Stock at $5.00 per share.



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         Simultaneously, upon entering into the Merger Agreement, Registrant issued a Convertible Promissory Note (the "Note") to Surge reflecting a $1,000,000 loan (the "Loan") made to Registrant. The Note is convertible into shares of Registrant Common Stock at the rate of 90% of the fair market value of Registrant Common Stock and secured by a pledge of shares of Registrant Common Stock owned by an executive officer of Registrant. Copies of both the Note and the Pledge Agreement are also included as exhibits to this Report. It is contemplated that pursuant to the Merger Agreement, and at the Effective Time, the loan underlying such Note will be discharged.


Item 7:  Exhibits

         Registrant hereby incorporates by reference the following exhibits from the Form 8-K filed by Surge Components, Inc., on October 22, 1999, SEC File no. 001-14188.

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Exhibit
Number       Description

3.1 Merger Agreement and Plan of Reorganization, dated October 8, 1999, by and among Global DataTel, Inc., Global DataTel Acquisition Corporation and Surge Components, Inc.

99.1 Subordinated Convertible Promissory Note in the Principal Amount of $1,000,000.00 issued by Global DataTel, Inc.

99.2 Pledge Agreement, dated October 8, 1999, by and among Richard Baker, Global DataTel, Inc., and Surge Components, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   GLOBAL DATATEL, INC.

                                   Registrant

DATED:  November 2, 1999           By: /s/ RICHARD BAKER
                                       -------------------
                                       Richard Baker, President and
                                       Chief Executive Officer


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